                                                                     Exhibit 4.1
                                                                     -----------

                                MATRITECH, INC.
                               330 Nevada Street
                          Newton, Massachusetts 02160

                          PLACEMENT MANAGER AGREEMENT


                                 May 28, 1997

Sunrise Securities Corp.
135 East 57th Street, 11th Floor
New York, New York 10022

Gentlemen:

     Matritech, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Placement Manager" and together with the Company, the "Parties") as follows:

     1.   Description of Transaction.  The Company will make an offer in the
          --------------------------
United States (the "Offering") to sell up to 2,200,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock", and the shares of Common Stock to be offered or sold pursuant to the Offering, the "Shares") at a price of $5.00 (U.S.) per Share (the "Sales Price"). The Offering will be for a minimum of 1,000,000 Shares, subject to reduction by mutual agreement between the Company and the Placement Manager (the "Minimum Offering"), and a maximum of 2,200,000 Shares (the "Maximum Offering"). The Offering is described in the Private Placement Memorandum of the Company dated May 21, 1996, as amended by Supplement No. 1 dated May 23, 1997 and Supplement No. 2 dated May 28, 1997, and the appendices annexed hereto (collectively, the "Memorandum"). Terms which are capitalized but not defined herein shall have the meanings given them in the Memorandum.

     2.   Appointment of the Placement Manager.  The Company hereby appoints the
          ------------------------------------
Placement Manager as its exclusive agent to offer and sell the Shares on a "best efforts" basis. The Placement Manager, on the basis of the representations, warranties, covenants and agreements of the Company herein, and subject to the completion of the Placement Manager's due diligence examination of the documents and records of the Company, and further subject to the conditions herein, accepts such appointment and agrees that it will endeavor to sell the Shares on a best efforts basis.

     3.   Purchase, Sale and Delivery of Shares.  Subject to the terms and
          -------------------------------------
conditions set forth herein, the Company and the Placement Manager agree as follows:

          (a)  Regulation D Offering.  Neither the Offering nor the sale
               ---------------------
     thereunder of the Shares has been or will be registered with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Securities Act"). The Shares will be offered and sold in the United States only, in reliance upon and in compliance with the exemptions from registration provided by Sections 3(b), 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D thereunder ("Reg D"), and will only be sold to Qualified Institutional Buyers ("QIB's") or "accredited investors" as such terms are defined in Rule 144A promulgated under the Securities Act and Reg D, respectively. The Shares will be offered for sale only in those states of the United States in which they will have full compliance with applicable state Blue Sky laws. The Company will provide the Placement Manager, for delivery to all offerees and purchasers and their representatives, any information, documents and instruments which the Placement Manager deems necessary to comply with the statutes, rules, regulations and judicial and administrative interpretations applicable to the Offering.

          (b)  Subscription for Shares promulgated under the Securities Act.
               ------------------------------------------------------------
     Purchases of Shares shall occur by execution and delivery by a subscriber (the "Subscriber") of two copies of a Subscription Agreement in the form annexed to the Memorandum (the "Subscription Agreement"), together with payment for such Shares and such other documents and instruments as the Company or the Placement Manager shall deem appropriate.

          (c)  Segregation of Funds.  Each Subscriber shall tender a check or
               --------------------
     money order payable to "Sunrise Securities Corp., as Placement Manager for Matritech, Inc.", or wire transfer funds, in payment of the full purchase price of the Shares subscribed for, which funds shall be held in a non-interest-bearing special bank account (the "Special Account") at the United States Trust Company of New York (the "Bank"). All fees charged by the Bank in connection with its performance of the functions specified in this
     Section 3(c), if any, shall be paid by the Company.

          (d)  Closing; Termination of Offering.  The Offering will terminate on
               --------------------------------
     August 14, 1997, unless it is extended by mutual agreement of the Company and the Placement Manager. Any closing of the sale of Shares under the Offering is hereinafter referred to as a "Closing". The initial Closing of the Offering (the "Initial Closing") shall occur as soon as practicable after the Placement Manager has received and accepted Subscription Agreements for the Minimum Offering. After the Initial Closing, the Offering may continue until the Placement Manager has received and accepted Subscription Agreements for the Maximum Offering or until August 14, 1997 or until the offering is terminated by mutual consent of the parties hereto. The date on which the Initial Closing occurs is hereinafter called the "Initial Closing Date", the date on which a subsequent Closing occurs is hereinafter called an "Additional Closing Date", and the date on which the last Closing occurs shall be referred to herein as the "Final Closing Date". Each of the Initial Closing Date and each Additional Closing Date is sometimes hereinafter referred to generally as a "Closing Date". The Company shall deliver to the Placement Manager within five business days of each Closing Date, on behalf of the appropriate Subscribers, the certificates representing the Shares being purchased by such Subscribers against payment therefor out of the Special Account. If on or before August 14, 1997, the Placement Manager has not received and accepted Subscription Agreements for the Minimum Offering, the Offering shall be terminated and all amounts contained in the Special Account will be returned to the Subscribers without interest thereon or deduction therefrom. In the event of such termination of the Offering, all terms of this Agreement shall be automatically terminated and neither Party shall have any further obligation to the other Party under this Agreement other than the Company's obligation to pay expenses as set forth herein.

     4.   Compensation of Placement Manager.  As compensation for its services
          ---------------------------------
rendered as Placement Manager under this Agreement, the Placement Manager or its designees shall receive the following:

          (a) A sales commission (the "Sales Commission"), which may be payable, at the option of the Placement Manager, in whole or in part, in cash or shares of Common Stock valued at the Sales Price equal to 8% of the Gross Proceeds (as hereinafter defined) of the Offering. The Sales Commission shall be payable in cash by deducting the Sales Commission from the Gross Proceeds received for the Shares closing on the Initial Closing Date and the Additional Closing Date(s) as the case may be and the Bank shall be directed to pay the Sales Commission to the Placement Manager directly out of the Special Account. "Gross Proceeds" is defined as the total price paid by the Subscribers for the Shares. If the Placement Manager shall exercise his option pursuant to the terms of this Section 4(a) to have the Sales Commission paid in shares of Common Stock, such shares of Common Stock (the "Commission Shares") shall be issued within five business days of each Closing to the extent then earned and the Gross Proceeds payable to the Company shall not be reduced by the amount of the
                                           ---
     Sales Commission paid in Commission Shares. The Placement Manager acknowledges that the Commission Shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act and agrees that certificates evidencing such shares of Common Stock may bear an appropriate restrictive legend until such shares of Common Stock are sold pursuant to an effective registration statement under the Securities Act, or until they may be resold without registration under Rule 144(k), or until the Placement Manager or holder shall deliver to the Company an opinion of counsel (which shall be reasonably acceptable to the Company both as to form and counsel) that the appropriate Commission Shares may be resold under the Securities Act in reliance upon a specified exemption other than Rule 144(k).

          (b) Warrants (the "Commission Warrants") for a price of $.001 per Warrant, which shall entitle the Placement Manager to purchase, at an initial exercise price per share of Common Stock equal to the Sales Price ($5.00), a number of shares of Common Stock (the "Warrant Shares") equal to 10% of the number of Shares sold in the Offering and the number of Commission Shares transferred in accordance with the provisions of Section 4(a). The Commission Warrants shall be issued at each Closing to the extent then earned, pursuant to a Placement Manager (and the Placement Manager Designees) Warrant Agreement dated May 28, 1997 (the "Placement Manager Warrant Agreement") being executed simultaneously herewith.

          (c) A non-accountable expense allowance equal to three 3% of the aggregate Gross Proceeds, payable by deducting the non-accountable expense allowance from the Gross Proceeds. Such non-accountable expense allowance may be paid, at the option of the

     Placement Manager, in whole or in part, in Commission Shares in accordance with the terms of Section 4(a).

          (d) On the date of the execution by the Company and the Placement Manager of a letter of intent dated May 14, 1997, $25,000 as an advance for the Placement Manager's expenses in connection with the Offering. Such allowance will be refunded to the Company on the Final Closing Date to the extent that it exceeds the expenses actually incurred by the Placement Manager in connection with the Offering, and the remaining balance of such allowance will be deducted from the Gross Proceeds used to calculate the selling commission in paragraph (a) of this Section 4.

          (e) The Subscribers, the Placement Manager and its designees shall have registration rights under the Securities Act, with respect to the Shares and the Commission Shares, as provided in Section 9 of this Agreement. The Placement Manager's (or its Designees') registration rights with respect to the Warrant Shares issuable upon exercise of the Commission Warrants are described in the Placement Manager Warrant Agreement.

     5.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to the Placement Manager as follows:

          (a)  Placement Memorandum.  As of the date of this Agreement, the
               --------------------
     Memorandum, including all supplements and appendices thereto, does not, and at all times subsequent to such date up to and including the Final Closing Date will not, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (b)  Organization and Existence.  The Company is a corporation duly
               --------------------------
     organized and validly existing under the laws of Delaware, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as currently conducted and described in the Memorandum. The Company is duly qualified to do business as a foreign corporation in Massachusetts and in each other jurisdiction in which the nature of the Company's business would require such qualification except where the failure so to qualify would not have a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company. The Company has no subsidiaries.

          (c)  Governmental Authority.  Except for such approvals as may be
               ----------------------
     required under applicable state securities laws in the United States ("Blue Sky laws"), no authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body is required for the valid authorization, issuance, sale and delivery of the Shares, the Commission Shares, the Commission Warrants and the Warrant Shares (collectively, the "Securities"), and the consummation by the Company of all the transactions contemplated by this Agreement, the Escrow Agreement among the Company, the Placement Manager and the Bank dated May 28, 1997, the Subscription Agreements and the Placement Manager Warrant Agreement (collectively, the "Agreements").

          (d)  Corporate Authorization.  The Company has full power and
               -----------------------
     authority, corporate and other, to execute, deliver and perform the Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Agreements by the Company, the consummation by the Company of the transactions therein contemplated, and the compliance by the Company with the terms of the Agreements have been duly authorized by all necessary corporate action on the part of the Company. The Agreements will be duly executed and delivered by the Company and, assuming that they have been or will be duly authorized, executed and delivered by the parties thereto other than the Company, the Agreements are valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and by the discretion of courts in granting equitable remedies, and except that enforce ability of the indemnification provisions and the contribution provisions set forth herein may be limited by the federal securities laws of the United States or state securities laws or the public policy underlying such laws. The execution, delivery and performance of the Agreements by the Company, the consummation by the Company of the transactions therein contemplated, and the compliance by the Company with the terms of the Agreements do not, and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or its business; or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof.

          (e)  Capitalization.  All the outstanding shares of Common Stock have
               --------------
     been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in the Memorandum, there are, and until the Final Closing Date there will be, no outstanding securities convertible into Common Stock ("Convertible Securities") or any options, warrants or other rights to purchase any shares of Common Stock or Convertible Securities (collectively, the "Options") except as will be issued pursuant to the Stock Plans as such term is herein defined. All such outstanding Options constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except insofar as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally, and by the discretion of courts in granting equitable remedies. None of the outstanding shares of Common Stock or Options have been issued in violation of the preemptive rights of any securityholder of the Company, and none of the holders of the outstanding shares of Common Stock or Options is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Shares and Options were at all relevant times either registered under the Securities Act and the applicable Blue Sky laws or exempt from such registration requirements, and were in full compliance with the laws of Delaware. Except as described in Exhibit 5(e) hereto, or as provided in the Placement Manager Warrant Agreement, no holder of any of the Company's issued securities has any rights ("demand," "piggyback" or otherwise) to have such securities registered under the Securities Act.

          (f)  Authorization of Securities.  The issuance and sale of the
               ---------------------------
     Securities have been duly authorized, and when they are issued and paid for as contemplated by the Agreements, will be validly issued, and all of the shares of Common Stock which are among the Securities will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Securities will not be subject to preemptive rights of any securityholder of the Company.

          (g)  No Anti-Dilution Adjustment.  The issuance of the Securities will
               ---------------------------
     not result in any adjustment in the number of shares of Common Stock, or the exercise price or conversion ratio per share, under any of the Company's outstanding Options.

          (h)  Violations and Defaults.  The Company is not in violation of, or
               -----------------------
     in default under, any term or provision of (i) its Amended and Restated Certificate of Incorporation and By-Laws, (ii) any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its properties or business is or may be bound or subject, except for such defaults, if any, that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, having jurisdiction over the Company or of any of its respective properties or businesses. The Company owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business as currently conducted and described in the Memorandum, and all such licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing. There are no proceedings pending or, to the best of the Company's knowledge, threatened, nor is there any basis therefor, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

          (i)  Litigation.  Except as set forth in the Memorandum, there are no
               ----------
     claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, or before any private arbitration tribunal, pending or, to the best of the Company's knowledge, threatened against the Company or involving the properties or business of the Company which, if determined adversely to the Company, would, individually or in the aggregate, result in any material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or prospects of the Company, or which relate in any way to the validity of the capital stock of the Company or the validity of the Agreements, or of any action taken or to be taken by the Company pursuant to, or in connection with, the Agreements nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company or its properties or business is bound or subject.

          (j)  Additional Information.  The Company has filed in a timely manner
               ----------------------
     all documents that the Company was required to file under the Securities Exchange Act of 1934 (the "Exchange Act") during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the requirements of the Exchange Act as of their respective filing dates, and the information contained therein was true and correct in all material respects as of the date of such documents, and each of the following documents as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which thy were made, not misleading:

               (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, its Quarterly Report on Form 10-Q for the quarter year ended March 31, 1997 and its Proxy Statement for the Annual Meeting of Stockholders to be held on June 13, 1997; and

               (ii) all other documents, if any, filed by the Company with the Commission since the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, pursuant to the reporting requirements of the Exchange Act.

          (k)  Financial Statements.  Arthur Andersen LLP, the accountants who
               --------------------
     have rendered an audited report with respect to certain of the audited financial statements included in the Memorandum, are independent public accountants within the meaning of the Securities Act and regulations promulgated under the Securities Act (the "Regulations"). The financial statements and notes thereto included in the Memorandum are complete and correct and present fairly the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

          (l)  Liabilities.  Except as and to the extent reflected or reserved
               -----------
     against in the financial statements of the Company included in the Memorandum, the Company as at

     March 31, 1997, has no material liabilities, debts, obligations or claims asserted against it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities on account of taxes, other governmental charges or lawsuits brought subsequent to such date.

          (m)  Taxes.  The Company has filed all tax returns required to be
               -----
     filed with the appropriate taxing authorities, including all federal, state, municipal and other local authorities (whether relating to income, sales, franchise, withholding or real or personal property taxes, or other types of taxes) or has duly obtained extensions of time for the filing thereof, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any such taxing authority or otherwise due and owing; and the provisions for income taxes payable, if any, shown on the consolidated financial statements contained in the Memorandum are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable. Except as disclosed in writing to the Placement Manager, the Company has not executed or filed with any taxing authority, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company.

          (n)  Conduct of Business.  Since the respective dates as of which
               -------------------
     information is given in the Memorandum, the Company has not (i) canceled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it other than in the ordinary course of business; (ii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary terms and prices; (iii) increased the compensation payable to any of its officers, directors or other employees (including salaries, fringe benefits, pensions, profit participation and payments or benefits of any kind whatsoever); (iv) entered into any line of business other than that conducted by it on such date or entered into any transaction not in the ordinary course of its business; (v) conducted any line of business in any manner except by transactions customary in the operation of its business as conducted on such date; or (vi) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock.

          (o)  Properties.  The Company has good and marketable title in fee
               ----------
     simple to all real property, and good title to all personal property (tangible and intangible), owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Memorandum or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made or proposed to be made by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

          (p)  Insurance.  The Company has adequately insured its properties
               ---------
     against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance, including but not limited to, liability insurance, as is usually maintained by companies engaged in the businesses similar to the Company's businesses.

          (q)  Contracts.  Except as described in the Memorandum (i) each
               ---------
     contract or other instrument (however characterized or described) to which the Company is a party, or to which its properties or businesses are or may be subject, has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company; (ii) to the best of the Company's knowledge, no party to any such contract or instrument other than the Company is in default thereunder; and (iii) to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default thereunder. None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment/order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses.

          (r)  Employment Agreements.  The confidentiality and non-competition
               ---------------------
     agreements between the Company and its officers are valid and binding agreements enforceable against the Company and the applicable officers in accordance with their respective terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.

          (s)  Benefit Plans.  Except for the Company's 1988 Stock Plan, 1992
               -------------
     Stock Plan, Amended and Restated 1992 Non-Employee Director Stock Option Plan, 1992 Employee Stock Purchase Plan, each as amended, (the "Stock Plans") and the Company's 401(k) plan and various employee health, life and disability insurance plans as disclosed in the Memorandum, the Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements.

          (t)  Contributions.  The Company has not, directly or indirectly, at
               -------------
     any time made any contributions to any candidate for political office in the United States, or failed to disclose fully any such contribution in violation of law. The Company's internal accounting controls and procedures are sufficient to comply in all material respects with Section 13(b)(2) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (u)  Reg D Qualification.  Subject to the warranties and covenants of
               -------------------
     the Placement Manager in Sections 7(a) and (b) of this Agreement, the offer and sale of the Shares by the Company have satisfied, and on each Closing Date will have satisfied, all of the requirements of Rule 506 of Reg D, and the Company is not disqualified from any exemption under Reg D by virtue of Rule 507.

          (v)  Finder's Fee.  As disclosed in the Memorandum, the Company has
               ------------
     not incurred any liability for, and is unaware of any claim for, any finder's or broker's fees or similar payments in connection with the Offering.

          (w)  Intangibles.  The Company owns or possesses adequate and
               -----------
     enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as currently conducted and described in the Memorandum (collectively, the "Intangibles"). To the best of the Company's knowledge, the Company has not infringed upon, and is not infringing upon, the rights of others with respect to the Intangibles, and the Company has not received
     (i) any notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or (ii) any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially and adversely affect its business as presently conducted or its prospects, financial condition or results of operations, and the Company does not know of any basis therefor. To the best of the Company's knowledge, no others have infringed upon the Intangibles.

          (x)  Labor Relations.  No labor problem exists with the Company's
               ---------------
     employees or, to its knowledge, is imminent.

          (y)  No Adverse Change.  Since March 31, 1997, except as otherwise
               -----------------
     stated in the Memorandum, the Company has not (i) incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, or sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there have not been, and prior to the Final Closing Date there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated in the Memorandum.

          (z)  Listing. The Company shall use its best efforts to comply with
               -------
     all requirements of the National Association of Securities Dealers, Inc. (the "NASD") and the Boston Stock Exchange (the "BSE") with respect to the issuance of the Shares and the listing of the Shares on the Nasdaq Small-Cap Market and the BSE.

          (aa) Registration Rights.   The registration rights provided in
               -------------------
     Section 9 of this Agreement are not inconsistent with, and will in no way be limited by, registration rights previously granted by the Company to its securityholders.

     In addition, any certificate signed by an officer of the Company and delivered to the Placement Manager, or to counsel for the Placement Manager, shall be deemed to be a representation and warranty by the Company to the Placement Manager as to the matters covered thereby.

     6.   Covenants of the Company.
          ------------------------

          (a)  Placement Memorandum.  The Company will furnish the Placement
               --------------------
     Manager, without charge, during the Offering with as many copies of the Memorandum as the Placement Manager may reasonably request. If during the Offering period any event occurs as the result of which the Memorandum, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading, or if it shall be necessary to amend or supplement the Memorandum to comply with applicable law, the Company will forthwith notify the Placement Manager thereof and furnish to the Placement Manager, in such quantities as the Placement Manager may reasonably request, an amended or supplemental Memorandum which corrects such statements or omissions or causes the Memorandum to comply with applicable law. Without the prior written consent of the Placement Manager, no copies of the Memorandum or any other material prepared by the Company in connection with the Offering will be given by the Company or its counsel, or by any employee, director or agent of the Company, to any person not a party to this Agreement, unless such person is a director, employee or principal shareholder of the Company.

          (b)  Additional Information.  The Company has provided and shall
               ----------------------
     provide the Placement Manager with such other information, documents and instruments as may be required for an offer made solely to accredited investors or QIB's under Sections 3(b), 4(2) or 4(6) of the Securities Act and Rule 144A and Reg D thereunder.

          (c)  State Securities Qualification.  The Company will provide its
               ------------------------------
     counsel with all information which such counsel determines to be necessary and otherwise cooperate with such counsel, to permit such counsel to take all necessary or appropriate action under the Blue Sky laws of the states of the United States in which the Placement Manager determines, in consultation with Company management, that offers or sales will be made. The Company will promptly advise the Placement Manager:

               (A) Of any order, request or suggestion by a securities regulator of any state for any amendment to the Memorandum or any other filed materials, or for additional information; and

               (B) Of any action by a securities regulator of any state suspending the registration or qualification of the Securities for offer or sale in such state or denying an exemption from such registration or qualification, or of the initiation or threat of any proceeding for such purpose, and the Company will use its best efforts to prevent such action, or if such action shall be taken, to obtain the withdrawal thereof at the earliest practicable date.

     The Company will provide the Placement Manager any additional information, documents and instruments necessary to comply with the rules, regulations and judicial and administrative interpretations in those states and jurisdictions where the Shares are to be offered for sale or sold. The Company will file all post-Offering forms, documents or materials and take all other post-Offering actions required by the Blue Sky laws of the states in which the Shares have been offered or sold.

          (d)  Use of Proceeds.  The Company will use the net proceeds of the
               ---------------
     Offering as set forth in the Memorandum under the caption "Use of Proceeds."

          (e)  Restriction on Issuance of Securities.  During the period
               -------------------------------------
     commencing on the date here of and terminating on the Final Closing Date or (if no Closing occurs) on the termination date of the Offering, the Company will not, without the prior written consent of the Placement Manager, issue shares of equity securities which are not Securities, or issue or grant Options other than shares of Common Stock issuable pursuant to currently outstanding convertible securities, its Stock Plans or the Commission Warrants, and, further, the Company shall not, for a period of nine months
               ---  -------
     following the Final Closing Date, or, if no Closing occurs, the termination date of the Offering, without the consent of the Placement Manager, sell shares of Common Stock (other than pursuant to options, warrants or other rights, outstanding as of the date of this Agreement) at a price per share less than the lesser of (i) the Sales Price, or (ii) the 30-day average closing price on the date proceeding such sale as quoted by Nasdaq.

          (f)  Investment Banking Activity.  Until August 14, 1997, the Company
               ---------------------------
     will not seek, accept or consider any offer or proposal, other than from the Placement Manager, relating to any corporate finance or investment banking activity.

          (g)  Registration Rights.  The Company will register the Shares and
               -------------------
     the Commission Shares under the Securities Act for the public resale thereof in the United States in accordance with, and will be bound by the provisions of, Section 9 of this Agreement.

     7.   Representations, Warranties and Covenants of the Placement Manager.
          ------------------------------------------------------------------
The Placement Manager represents, warrants and covenants that (a) it will comply in all respects with the terms and conditions of Rule 506 of Reg D and applicable Blue Sky laws with respect to the offering and the sale of the Shares only to "accredited investors" or "QIB's" as set forth in the Memorandum, and (b) it will not make offers or sales of the Shares in any other jurisdiction in which the Shares have not been qualified or registered for offer and sale, or are not exempt from such qualification or registration.

     8(a).  Conditions to Placement Manager's Obligations.  The sale of Shares
            ---------------------------------------------
and the other obligations of the Placement Manager hereunder on any Closing Date will be subject to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Closing Date, to the performance by the Company of all its obligations hereunder and to the following additional conditions:

                    (i) Absence of Government Action. No order suspending the offer or sale of the Securities will have been issued by the Commission or any other governmental authority, and no proceeding for that purpose will have been initiated or threatened;

                    (ii) No Material Misstatements. The Placement Manager will not have notified the Company that any Blue Sky law filing, the Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which in the Placement Manager's opinion is material, or omits to state a fact which in its opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading;

                    (iii) President Certificate. The Company will have delivered to the Placement Manager a certificate of the Company's CEO or President, dated as of such Closing Date, to the effect that all the representations and warranties of the Company set forth in
            Section 5 of this Agreement remain true and in full force and effect as of such Closing Date;

                    (iv) Opinion of Counsel. The Placement Manager will have received from Testa, Hurwitz & Thibeault, LLP, counsel to the Company, a signed opinion, dated as of such Closing Date, substantially in the form agreed to by the parties hereto;

                    (v) Compliance with Agreement. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                    (vi) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation obtaining the approval of the Company's board of directors for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the commencement of the offering contemplated hereby;

                    (vii) Comfort Letter. The Placement Manager will have received from Arthur Anderson LLP, independent certified public accounts for the Company, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to certain financial information contained in the Memorandum.

          (b)  Conditions of the Company's Obligations.  The obligations of the
               ---------------------------------------
     Company hereunder on any Closing Date will be subject to the accuracy of the representations and warranties of the Placement Manager contained herein as of the date hereof and as of such Closing Date, to the performance by the Placement Manager of its obligations hereunder and to the following additional conditions:

                    (i)   Absence of Government Action.  No order suspending the
                          ----------------------------
          offer or sale of the Securities will have been issued by the Commission or any other governmental authority, and no proceeding for that purpose will have been initiated or threatened; and

                    (ii) No Material Misstatements. The Company will not have notified the Placement Manager that any Blue Sky law filing, the Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which in the Company's opinion is material, or omits to state a fact which in its opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading, in each case only with respect to information contained therein concerning the Placement Manager.

     9.   Registration of Shares: Compliance with the Securities Act.  The
          ----------------------------------------------------------
Company shall:

          (a) prepare and file with the SEC a registration statement the ("Registration Statement") covering the resale of the Shares and the Commission Shares by the Subscribers and the Placement Manager from time to time on the Nasdaq Small-Cap Market, on the BSE or on such securities market or system on which the Company's Shares shall then be publicly traded, or in privately negotiated transactions, no later than 30 days following the Final Closing Date;

          (b) use its best efforts, subject to receipt of necessary information from the Subscribers and the Placement Manager, to cause the Registration Statement to become effective as soon as possible thereafter;

          (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act until the later of such time as all of the Shares have been sold pursuant thereto, or by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such shares are no longer required to be registered for the unrestricted sale thereof by the Subscribers;

          (d) furnish to the Subscribers such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Subscribers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares held by the Subscribers, provided, however, that the
                                                   --------  -------
     obligations of the Company to deliver copies of prospectuses or preliminary prospectuses to the Subscribers shall be subject to receipt by the Company of reasonable assurances from the Subscribers that the Subscribers will comply with the applicable provisions of the Securities Act and of such other securities or Blue Sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e)  bear all expenses in connection with the procedures in paragraphs
     (a) through (c) of this Section 9, other than brokerage commissions or Placement Manager fees and fees and expenses, if any, of counsel or other advisers to the Subscribers with respect to the registration and resale of the Shares, and

          (f) prepare and file additional listing applications for the Shares on the Nasdaq Small-Cap Market and the BSE.

          (g) (i) in the event that any Registration Statement is filed pursuant to Section 9(a) hereof, the Company will indemnify and hold harmless the Placement Manager and each Subscriber (the "Holder") identified as a selling securityholder therein, and each person, if any, who controls such Holder within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, or amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable under this Section 9(g) in any such case to the extent that any such losses, claims, damages or liabilities arise solely out of or are based upon an untrue statement of a material fact contained in, or any omission of a material fact from, such Registration Statement, preliminary prospectus, final prospectus or amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by such Holder specifically for use therein. This indemnity will be in addition to any liability which the Company may otherwise have.

               (ii) Each Holder who is identified as a selling securityholder in a filed Registration Statement will severally, and not jointly, indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of such Registration Statement, and each person, if any, who controls the Company or any such person within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, or any related preliminary prospectus, final prospectus or amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by such Holder specifically for use therein. This indemnity will be in addition to any liability which a Holder may otherwise have to the Company.

               (iii) Any party that proposes to assert the right to be indemnified under this Section 9(g) shall, promptly after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9(g), notify each such indemnifying party of the commencement thereof, enclosing a copy of all papers served. No indemnification provided for in Section 9(g) shall be available to any party who shall fail to give notice as provided herein if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Sections 9(g) or 9(i) below. In case any such action, suit or proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel (which approval shall not be unreasonably withheld), the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, suit or proceeding but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be differing or additional defenses available to it and not to one or more of the indemnifying parties in such action, suit or proceeding so that it would be inappropriate for counsel to represent both the indemnified party and the indemnifying party in view of actual or potential conflicts of interest (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party); or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying parties; however, the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Holders and their controlling persons, which firm shall be designated in writing by a majority in interest of such Holders (based upon the value of the Shares included in the Registration Statement). An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          (h) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9(g) is due in accordance with its terms but for any reason is held to be unavailable or insufficient to hold harmless an indemnified party, the Company (including for this purpose any controlling person of the Company, any director of the Company and any officer of the Company who signed the Registration Statement) on the one hand, and the Holders (including for this purpose any controlling persons thereof) on the other hand, shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages or liabilities referred to in Section 9(g) above (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by or payable to the Company from persons other than the Holders, such as other selling securityholders, persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement, and directors of the Company), (a) in such proportions as is appropriate to reflect the relative benefits received by the Company and the Holders from the offering or offering covered by the Registration Statement, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Holder on the other hand shall be deemed to be in the same proportion as (x) the total proceeds (if any) received by the Company from the offering or offerings covered by the Registration Statement (net of underwriting discounts but before deducting expenses, if applicable), plus all cash proceeds received by the Company from the Shares of such Holder included in the Registration Statement, bear to (y) the total proceeds received by such Holder from the sale of the Shares included in the Registration Statement. The relative fault of the Company, and any Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission related to information supplied by the Company or such Holder, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9(h) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. (Notwithstanding the provisions of this Section 9(h), in no case shall (except as may be provided by agreement among them) shall such Holder be liable or responsible for any amount in excess of the proceeds received by such Holder from the sale of the Shares included in the Registration Statement, provided that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement, shall have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence of this Section 9(h). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9(h), notify such party or parties from whom contribution may be sought, and the omission so to notify such party or parties from whom contribution may be sought shall relieve the party or parties from whom contribution may be sought (if such party was unaware of such action suit, proceeding and was materially prejudiced by such omission) from any liability under this Section 9(h), but not from any other obligation it or they may have hereunder or other than under this
     Section 9(h). No party shall be liable for contribution with respect to any settlement of an action, suit, proceeding or claim effected without its written consent. The obligations of the Holders to contribute pursuant to this Section 9(h) are several in proportion to their respective number of Shares included in the Registration Statement, and not joint.

The Company understands that the Subscriber disclaims being an underwriter, but the Subscriber being deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

     10.  Expenses of Sale.  In addition to those items referred to in Sections
          ----------------
4 and 9 hereof, the Company will pay or cause to be paid all costs and expenses incident to the Offering, whether or not it is consummated, including, without limitation, all taxes, if any, payable as a result of the issuance of the Securities and the fees, disbursements and expenses of (a) the Company's counsel and accountants, (b) the preparation, printing or other reproduction and the mailing of the Memorandum and other documents (all in such quantities as the Placement Manager may require), and (c) all required Blue Sky law filings as provided in Section 6(c), including, but not limited to, the fees, expenses and disbursements, if any, of the Placement Manager's counsel in connection with such filings.

     11.  Indemnification and Contribution.
          --------------------------------

          (a)  Indemnification by the Company.  The Company agrees to indemnify
               ------------------------------
     and hold harmless the Placement Manager and each person, if any, who controls the Placement Manager within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Placement Manager or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Memorandum and SEC Filings, or (B) in any Blue Sky law filing to the extent such statement was based on information furnished by the Company, or
     (ii) the omission or alleged omission to state in the Memorandum, the SEC Filings or in any Blue Sky law filing a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Placement Manager and each such controlling person for any legal or other expenses reasonably incurred by the Placement Manager or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum in reliance upon and in conformity with written information furnished to the Company by the Placement Manager specifically for use in the Memorandum.

          (b)  Indemnification by the Placement Manager.  The Placement Manager
               ----------------------------------------
     agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained
     (A) in the Memorandum, or (B) in any Blue Sky filing to the extent such statement relates solely to the Placement Manager, or (ii) the omission or alleged omission to state a material fact required to be stated in the Memorandum or (to the extent such omission was of a material fact relating solely to the Placement Manager) in any Blue Sky law filing, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Placement Manager will be liable in any such case based on the Memorandum only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission in the Memorandum was made in reliance upon and in conformity with written information furnished to the Company by the Placement Manager specifically for use in the Memorandum.

          (c)  Procedure.  Promptly after receipt by an indemnified party under
               ---------
     this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this
     Section 11 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
     Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel in each jurisdiction to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

          (d)  Contribution.  If the indemnification provided for in this
               ------------
     Section 11 is unavailable to any indemnified party in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Manager on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company on the one hand, and of the Placement Manager on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Manager on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company, bear to the initial value of the Sales Commission, Commission Shares and Commission Warrants as established pursuant to paragraphs 4(a) and 4(b) of this Agreement. The relative fault of the Company on the one hand, and the Placement Manager on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, and its relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount payable by a party as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and the Placement Manager agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this paragraph 11(d).

     12.  Representations and Covenants to Survive Delivery.  All
          -------------------------------------------------
representations, warranties and covenants of the Company and of the Placement Manager herein will survive the delivery and execution hereof and shall remain operative and in full force and effect until after the Final Closing, regardless of any investigation made by or on behalf of the Placement Manager or any person who controls the Placement Manager within the meaning of the Securities Act, or by the Company or any person who controls the Company within the meaning of the Securities Act.

     13.  Termination by Placement Manager.  The Placement Manager will have the
          --------------------------------
right to terminate this Agreement by giving written notice as herein specified, at any time:

          (a) If the Company shall have failed, refused, or been unable to perform any of its obligations hereunder;

          (b) If any other condition of the Placement Manager's obligations hereunder is not fulfilled; or

          (c) If there has occurred an event materially or adversely affecting the value of the Shares.

     If the Placement Manager elects to terminate this Agreement pursuant to this Section 13, the Company will be notified promptly in accordance with
Section 14 hereof. If this Agreement is terminated prior to a Final Closing, the Company will reimburse the Placement Manager for all reasonable out-of-pocket disbursements (including fees and disbursements of the Placement Manager's counsel) actually incurred by the Placement Manager in connection with the Offering, to the extent that such disbursements exceed the non-accountable expense allowance referred to in paragraph 4(d). In the event of termination pursuant to this Section 13, Section 6(e) shall be null and void.

     Notwithstanding the foregoing, nothing contained in this Section 13 shall imply that the Placement Manager has undertaken any commitment to sell the Shares other than to use its best efforts.

     14.  Termination by the Company.  The Company may, at any time during the
          --------------------------
Offering, terminate this Agreement, provided, however, that if the Company
                                    --------  -------
terminates the Offering prior to its termination by the Placement Manager in accordance with the terms of Section 13 of this Agreement and prior to August 14, 1997, and, within six months of termination by the Company in accordance with the terms of this Section 14, the Company sells, offers for sale or enters into an agreement with a third party for the sale or offer for sale of any equity securities of the Company (the "Actions"), the Company shall pay the Placement Manager (i) 10% of the Gross Proceeds of the sale resulting from the Actions and (ii) warrants, exercisable until the fifth anniversary date of the Termination Date, to purchase, at the price such equity securities of the Company are sold or offered for sale in accordance with the Actions, a number of shares of Common Stock equal to 10% of the number of such equity securities of the Company sold or transferred (including any Commission Shares) as a result of the Actions. Notwithstanding the foregoing, the restrictions of this Section 14 shall not apply to any issuances of equity securities of the Company in connection with any joint venture, strategic corporate alliance or similar arrangement that the Company may undertake, or to any issuances of equity securities by the Company in connection with any Stock Plans or outstanding warrants.

     15.  Notices.  Any notice hereunder shall be in writing and shall be
          -------
effective when delivered in person or by facsimile transmission, or seven business days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the appropriate party or parties, at the following addresses: if to the Placement Manager, to Sunrise Securities Corp., 135 East 57th Street, 11th Floor, New York, New York 10022 (facsimile 212-421-
5924), Attention: Mr. Nathan Low, President, with a copy to Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005, Attention: Steven J. Glusband, Esq. (facsimile 212-732-3232); if to the Company, to Matritech, Inc., 330 Nevada Street, Newton, Massachusetts 02160, Attention: Stephen D. Chubb (facsimile 617-928-0821), with a copy to Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, (facsimile 617-248-7100)
Attention: Rufus C. King; or, in each case, to such other address as the parties may hereinafter designate by like notice.

     16.  Parties.  This Agreement will inure to the benefit of and be binding
          -------
upon the Placement Manager, the Company and their respective successors and assigns. This Agreement is intended to be, and is for the sole and exclusive benefit of the Parties hereto and the other indemnified parties described in subsections 11(a) and 11(b) hereof, and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement. No purchaser of any of the Shares will be construed as successor or assign merely by reason of such purchase.

     17.  Amendment and/or Modification.  Neither this Agreement, nor any term
          -----------------------------
or provision hereof, may be changed, waived, discharged, amended, modified or terminated or in any manner other than by an instrument in writing signed by each of the Parties hereto.

     18.  Further Assurances.  Each Party to this Agreement will perform any and
          ------------------
all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intent and purposes of this Agreement and to carry out its provisions.

     19.  Validity.  In case any term of this Agreement will be held invalid,
          --------
illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

     20.  Waiver of Breach.  The failure of any Party hereto to insist upon
          ----------------
strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

     21.  Entire Agreement.  This Agreement contains the entire agreement and
          ----------------
understanding of the Parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein. Any and all prior discussions, negotiations, commitments and understanding relating thereto, including without limitation, that certain letter of intent dated May 14, 1997, between the Company and the Placement Manager, are superseded hereby. There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the Parties that are not referred to herein.

     22.  Counterparts.  This Agreement may be executed in counterparts and each
          ------------
of such counterparts will for all purposes be deemed to be an original, and such counterparts will together constitute one and the same instrument.

     22.  Law.  This Agreement will be deemed to have been made and delivered in
          ---
New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this letter will be instituted exclusively in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

     If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this letter will constitute a binding agreement between us.

                                   MATRITECH, INC.



                                   By:___________________________
                                     Name:
                                     Title:


CONFIRMED AND ACCEPTED:

SUNRISE SECURITIES CORP.



By:___________________________
  Name:
  Title:

Exhibit 5(e)
Registration Rights

The following documents include registration rights provisions:

 .    Second Amended and Restated Registration Rights Agreement dated May 4, 1990 in connection with the Company's Series C financing.

 .    Bridge Warrants issued in May 1992 and February 1992, incorporated into the above referenced Registration Rights Agreement.

 .    Underwriter's Warrants issued to Hanifen, Imhoff Inc. in July 1992 and
     August 1992 in connection with the Company's initial public offering and second closing.

 .    Underwriter's Warrants issued to Thomas James Associates in August 1993 in connection with an underwritten public offering.

 .    Securities Purchase Agreements with investors in the Company's September
     1994 private placement, and Selling Agent Warrant Agreement and Warrant issued to Jesup & Lamont Securities Corporation in connection with such financing.

 .    Securities Purchase Agreements with investors in the Company's September
     1995 private placement.

 .    Warrant to be issued to Sunrise Financial Group, Inc. for public relations services pursuant to a letter agreement dated April 18, 1997.